Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-249408, 333-265820 and 333-280935) and on Form F-3 (Nos. 333-274218 and 333-24060) of IMMATICS N.V. of our report dated March 27, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Stuttgart, Germany

March 27, 2025

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefanie Fink Wirtschaftsprüferin (German Public Auditor)	/s/ Jens Rosenberger Wirtschaftsprüfer (German Public Auditor)